Exhibit 3.1

ELEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TEMPUS LABS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Tempus Labs, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1.    That the name of this corporation is Tempus Labs, Inc., and that this corporation was originally incorporated pursuant to the DGCL on September 21, 2015 under the name Bioin, Inc.

2.    That the original Certificate of Incorporation of this corporation was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 29, 2015 and was further amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on February 12, 2016. The Amended and Restated Certificate of Incorporation was filed on June 20, 2016 and was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on October 6, 2016. The Second Amended and Restated Certificate of Incorporation was filed on November 22, 2016 with the Secretary of State of the State of Delaware. The Third Amended and Restated Certificate of Incorporation was filed on April 17, 2017 with the Secretary of State of the State of Delaware. The Fourth Amended and Restated Certificate of Incorporation was filed on September 8, 2017 with the Secretary of State of the State of Delaware. The Fifth Amended and Restated Certificate of Incorporation was filed on March 16, 2018 with the Secretary of State of the State of Delaware. The Sixth Amended and Restated Certificate of Incorporation was filed on August 23, 2018 with the Secretary of State of the State of Delaware. The Seventh Amended and Restated Certificate of Incorporation was filed on April 30, 2019 with the Secretary of State of the State of Delaware. The Eighth Amended and Restated Certificate of Incorporation was filed on February 6, 2020 with the Secretary of State of the State of Delaware. The Ninth Amended and Restated Certificate of Incorporation was filed on November 19, 2020 with the Secretary of State of the State of Delaware, and was further amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on March 15, 2021. The Tenth Amended and Restated Certificate of Incorporation was filed on April 18, 2022 with the Secretary of State of the State of Delaware.

3.    That the Board of Directors duly adopted resolutions proposing to amend and restate the Tenth Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Tenth Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Tempus Labs, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH: The Corporation is authorized to issue four classes of stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock,” “Nonvoting Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock which the Corporation is authorized to issue is 342,353,315 shares, of which (i) 200,228,024 shares shall be Class A Common Stock (the “Class A Common Stock”), (ii) 5,374,899 shares shall be Class B Common Stock (the “Class B Common Stock”), (iii) 66,946,627 shares shall be Nonvoting Common Stock (the “Nonvoting Common Stock”), and (iv) 69,803,765 shares shall be Preferred Stock (“Preferred Stock”).

FIFTH: Each share of Class A Common Stock and Class B Common Stock (referred to herein, collectively, as the “Voting Common Stock”) shall have a par value of $0.0001 per share. Each share of Nonvoting Common Stock shall have a par value of $0.0001 per share. The Voting Common Stock and Nonvoting Common Stock are referred to herein, collectively, as the “Common Stock”.

SIXTH: 10,000,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (referred to herein as the “Series A Preferred Stock”), 5,374,899 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (referred to herein as the “Series B Preferred Stock”), 2,500,000 of the authorized shares of Preferred Stock are hereby designated “Series B-1 Preferred Stock” (referred to herein as the “Series B-1 Preferred Stock”), 4,191,173 of the authorized shares of Preferred Stock are hereby designated “Series B-2 Preferred Stock” (referred to herein as the “Series B-2 Preferred Stock”), 9,779,403 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (referred to herein as the “Series C Preferred Stock”), 8,534,330 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (referred to herein as the “Series D Preferred Stock”), 6,630,905 of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (referred to herein as the “Series E Preferred Stock”), 8,077,674 of the authorized shares of Preferred Stock are hereby designated “Series F Preferred Stock” (referred to herein as the “Series F Preferred Stock”), 2,537,290 of the authorized shares of Preferred Stock are hereby designated “Series G Preferred Stock” (referred to herein as the “Series G Preferred Stock”), 3,453,139 of the authorized shares of Preferred Stock are hereby designated “Series G-2 Preferred Stock” (referred to herein as the “Series G-2 Preferred Stock”), 4,362,476 of the authorized shares of Preferred Stock are hereby designated “Series G-3 Preferred Stock” (referred to herein as the “Series G-3 Preferred Stock”), and 4,362,476 of the authorized shares of Preferred Stock are hereby designated “Series G-4 Preferred Stock” (referred to herein as the “Series G-4

Preferred Stock”). Each share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock and Series G-4 Preferred Stock shall have a par value of $0.0001 per share.

SEVENTH: The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and Preferred Stock are as follows:

A.    COMMON STOCK

The Common Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.    General. The voting, dividend, liquidation and other rights, powers and preferences of the holders of the Class A Common Stock, Class B Common Stock and Nonvoting Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein. Except as otherwise provided in this Eleventh Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), or required by applicable law, shares of Class A Common Stock, Class B Common Stock and Nonvoting Common Stock shall have the same rights, privileges and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.

2.    Voting. Except as otherwise required by applicable law, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally (including written actions in lieu of meetings), each holder of the Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder, and each holder of Class B Common Stock shall be entitled to fifteen (15) votes for each share of Class B Common Stock held of record by such holder. Except as otherwise required by applicable law or provided in this Restated Certificate, the holders of shares of Class A Common Stock and Class B Common Stock, as such, shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation generally, (b) be entitled to notice of any stockholders’ meeting in accordance with the Amended and Restated Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Certificate or pursuant to the DGCL. The holders of Nonvoting Common Stock shall have no voting rights, except as required by law. There shall be no cumulative voting. Subject to Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 3.11 of Part B below, the number of authorized shares of Class A Common Stock, Class B Common Stock, Nonvoting Common Stock or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 4 of Part A of this Article Seventh) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of DGCL, and no vote of the holders of any shares of Nonvoting Common Stock, voting as a separate class, shall be required therefor.

3.    Conversion.

3.1    Optional Conversion of Class B Common Stock. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to convert any shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall provide written notice to the Corporation at its principal corporate office, of such conversion election and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued (if such shares of Class A Common Stock are certificated) or (ii) in which such shares of Class A Common Stock are to be registered in book-entry form (if such shares of Class A Common Stock are uncertificated). If the shares of Class A Common Stock into which the shares of Class B Common Stock are to be converted are to be issued in a name or names other than the name of the holder of the shares of Class B Common Stock being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon such conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated). Such conversion shall be deemed to be effective immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the provision of written notice of such conversion election as required by this Section 3.1, the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding as of such time, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of such time.

3.2    Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of any event described below:

3.2.1    the date that is twenty (20) years from the Effective Time;

3.2.2    the first date on which Eric P. Lefkofsky and his Controlled Affiliates (as defined in Section 5.1.1(g) below) collectively own less than 10,000,000 shares of capital stock of the Corporation, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like;

3.2.3    the date on which Eric P. Lefkofsky is no longer providing services to the Company as an executive officer or member of the Board of Directors (the “Board”); or

3.2.4    any sale, assignment, transfer, conveyance, hypothecation or other disposition of any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (a “Transfer”), other than a Transfer by a holder of Class B Common Stock to any of its Controlled Affiliates.

3.3    Mandatory Conversion of Nonvoting Common Stock. All outstanding shares of Nonvoting Common Stock shall automatically be converted into shares of Class A Common Stock at the Nonvoting Mandatory Conversion Time (as defined below). Section 5 of Part B of this Article Seventh states the mandatory conversion conditions and mechanics.

4.    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

B.    PREFERRED STOCK

The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” in this Part B of this Article Seventh refer to sections of Part B of this Article Seventh.

1.    Dividends.

1.1    Series G-4 PIK Dividends. From and after the date that is twelve (12) months following the issuance of each share of Series G-4 Preferred Stock, dividends shall accrue on such share of Series G-4 Preferred Stock, at the rate of five and one-quarter percent (5.25%) per annum on the sum of (i) the Series G-4 Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) plus (ii) all accrued but unpaid dividends thereon. Such dividends on the shares of Series G-4 Preferred Stock shall accrue from day to day, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, and shall be cumulative. To the extent permitted by applicable law, the Corporation shall pay all of the accrued dividends on shares of Series G-4 Preferred Stock in fully paid and non-assessable shares of Series G-4 Preferred Stock (such dividends being the “Series G-4 PIK Dividends”). The Series G-4 PIK Dividends shall be paid by delivering to each record holder of shares of Series G-4 Preferred Stock a number of whole shares of Series G-4 Preferred Stock determined by dividing (x) the accrued and unpaid dividends on the Series G-4

Preferred Stock on the applicable Series G-4 Dividend Payment Date by (y) the Series G-4 Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series), on January 15 of each year (or the following business day, each such date, a “Series G-4 Dividend Payment Date”). If and to the extent that any portion of the accrued but unpaid dividends required to be paid on a Series G-4 Dividend Payment Date are not paid on such Series G-4 Dividend Payment Date, such unpaid portion of the dividends on the Series G-4 Preferred Stock shall accumulate and compound on the applicable Series G-4 Dividend Payment Date and subject to the provisions of this subsection shall be payable on the following Series G-4 Dividend Payment Date, in each case whether or not declared by the Board. All Series G-4 PIK Dividends on the shares of Series G-4 Preferred Stock shall be prior to and in preference to any dividend paid with respect to shares of Series G-3 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock, Series A Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation ranking junior to shares of Series G-4 Preferred Stock in respect of payment of dividends, and except as provided herein, shall be paid before any dividends are declared and paid, or any other distributions or redemptions are made, with respect to shares of Series A Preferred Stock, Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) or other classes or series of capital stock of the Corporation ranking junior to shares of Series G-4 Preferred Stock in respect of payment of dividends; provided, however, that for clarity, Series F Accruing Dividends, Series E Accruing Dividends, Series D Accruing Dividends, Series C Accruing Dividends, Series B-2 Accruing Dividends, Series B-1 Accruing Dividends, Series B Accruing Dividends, and Series A Accruing Dividends may be paid in respect of shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, and Series A Preferred Stock to the extent holders of such shares have so elected to receive current cash payments (or to continue to receive current cash payments) as provided in the applicable subsections of this Section 1.

1.2    Series G-3 PIK Dividends. From and after the date of the issuance of any share of Series G-3 Preferred Stock, dividends shall accrue on such share of Series G-3 Preferred Stock, at the rate of four percent (4.0%) per annum on the sum of (i) the Series G-3 Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) plus (ii) all accrued but unpaid dividends thereon. Such dividends on the shares of Series G-3 Preferred Stock shall accrue from day to day, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, and shall be cumulative. To the extent permitted by applicable law, the Corporation shall pay all of the accrued dividends on shares of Series G-3 Preferred Stock in fully paid and non-assessable shares of Series G-3 Preferred Stock (such dividends being the “Series G-3 PIK Dividends”). The Series G-3 PIK Dividends shall be paid by delivering to each record holder of shares of Series G-3 Preferred Stock a number of whole shares of Series G-3 Preferred Stock determined by dividing (x) the accrued and unpaid dividends on the Series G-3 Preferred Stock on the applicable Series G-3 Dividend Payment Date by (y) the Series G-3 Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series), on January 15 of each year (or the following business day, each such date, a “Series G-3 Dividend Payment Date”). If and to the extent that any portion of the accrued but unpaid dividends required to be paid on a Series G-3 Dividend Payment Date are not paid on such Series G-3 Dividend Payment Date, such unpaid portion of the dividends on the Series G-3 Preferred Stock shall accumulate and compound on the applicable Series G-3 Dividend Payment Date and subject to the provisions of this subsection shall be payable on the following Series G-3 Dividend Payment Date, in each case whether or not declared by the Board. All Series G-3 PIK Dividends on the shares of Series G-3 Preferred Stock shall be prior to and in preference to any dividend paid with respect to shares of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock, Series A Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation ranking junior to shares of Series G-3 Preferred Stock in respect of payment of dividends, and except as provided herein, shall be paid before any dividends are declared and paid, or any other distributions or redemptions are made, with respect to shares of Series A Preferred Stock, Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) or other classes or series of capital stock of the Corporation ranking junior to shares of Series G-3 Preferred Stock in respect of payment of dividends; provided, however, that for clarity, Series F Accruing Dividends, Series E Accruing Dividends, Series D Accruing Dividends, Series C Accruing Dividends, Series B-2 Accruing Dividends, Series B-1 Accruing Dividends, Series B Accruing Dividends, and Series A Accruing Dividends may be paid in respect of shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, and Series A Preferred Stock to the extent holders of such shares have so elected to receive current cash payments (or to continue to receive current cash payments) as provided in the applicable subsections of this Section 1.

1.3    Accruing Series G Dividends. From and after the date of the issuance of any share of Series G Preferred Stock, dividends shall accrue on such share of Series G Preferred Stock, at the rate of six percent (6.0%) per annum on the sum of (i) the Series G Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) plus (ii) all accrued but unpaid dividends thereon (the “Series G Accruing Dividends”). Series G Accruing Dividends shall accrue from day to day, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, and shall be cumulative; provided, however, that except as set forth in Subsection 2.4, Subsection 2.5, Subsection 2.6, Subsection 2.7, Subsection 2.8, Subsection 2.9, Subsection 2.10, Subsection 2.11, Subsection 4.3.1, Subsection 5.2 and Section 6, such Series G Accruing Dividends shall be payable only when, as and if declared by the Board of Directors of the Corporation. All Series G Accruing Dividends on the shares of Series G Preferred Stock shall be pari passu to any dividend paid with respect to shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock and prior to and in preference to any dividend on any shares of Series A Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation ranking junior to shares of Series G Preferred Stock in respect of payment of dividends, and except as provided herein, shall be paid before any dividends are declared and paid, or any other distributions or redemptions are made, with respect to shares of Series A Preferred Stock, Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) or other classes or series of capital stock of the Corporation ranking junior to shares of Series G Preferred Stock in respect of payment of dividends; provided, however, that for clarity, Series F Accruing Dividends,

Series E Accruing Dividends, Series D Accruing Dividends, Series C Accruing Dividends, Series B-2 Accruing Dividends, Series B-1 Accruing Dividends, Series B Accruing Dividends, and Series A Accruing Dividends may be paid in respect of shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, and Series A Preferred Stock to the extent holders of such shares have so elected to receive current cash payments (or to continue to receive current cash payments) as provided in the applicable subsections of this Section 1.

1.4    Accruing Series F Dividends, Accruing Series E Dividends, Accruing Series D Dividends and Accruing Series C Dividends. From and after the date of the issuance of any share of Series F Preferred Stock, any share of Series E Preferred Stock, any share of Series D Preferred Stock and any share of Series C Preferred Stock, dividends shall accrue on such share of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock or Series C Preferred Stock, as applicable, at the rate of six percent (6.0%) per annum on the sum of (i) the Series F Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series), the Series E Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series), the Series D Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series), or the Series C Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series), as applicable, plus (ii) all accrued but unpaid dividends thereon (as applicable, the “Series F Accruing Dividends,” “Series E Accruing Dividends,” “Series D Accruing Dividends” or the “Series C Accruing Dividends”). Series F Accruing Dividends, Series E Accruing Dividends, Series D Accruing Dividends and Series C Accruing Dividends shall accrue from day to day, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, and shall be cumulative; provided, however, that except as set forth in Subsection 2.5, Subsection 2.6, Subsection 2.7, Subsection 2.8, Subsection 2.9, Subsection 2.10, Subsection 2.11, Subsection 4.3.1, Subsection 5.2 and Section 6, or unless a holder of shares of Preferred Stock has made a prior written election delivered to the Corporation to receive payment of such accrued dividends in cash, such Series F Accruing Dividends, Series E Accruing Dividends, Series D Accruing Dividends and Series C Accruing Dividends shall be payable only when, as and if declared by the Board of Directors of the Corporation. If and to the extent that a holder has made such election, the Corporation shall pay all of the Series F Accruing Dividends, the Series E Accruing Dividends, the Series D Accruing Dividends and the Series C Accruing Dividends on the applicable shares of Preferred Stock held by such holder in cash on January 15 of each year (or the following business day, each such date, a “Dividend Payment Date”), but only to the extent out of funds legally available therefor; provided, that in the event any such holder makes such election, the Series F Accruing Dividends, the Series E Accruing Dividends, the Series D Accruing Dividends and the Series C Accruing Dividends with respect to the applicable shares of Preferred Stock held by such holder shall accrue on such shares at the rate of five percent (5.0%) per annum rather than six percent (6.0%) per annum. If and to the extent that any portion of the accrued but unpaid dividends required to be paid on a Dividend Payment Date are not paid on such Dividend Payment Date, such unpaid portion of the Series F Accruing Dividends, Series E Accruing Dividends, Series D Accruing Dividends or Series C Accruing Dividends shall accumulate and compound on the applicable Dividend Payment Date and subject to the provisions of this subsection shall be payable on the following Dividend Payment Date, in each case whether or not declared by the Board of Directors of the Corporation. All Series F Accruing Dividends on the shares of Series F Preferred Stock, Series E Accruing Dividends on the shares of Series E Preferred Stock, Series D Accruing Dividends on the shares of Series D Preferred Stock and Series C Accruing Dividends on the shares of Series C Preferred Stock shall be pari passu to any dividend paid with respect to each other and with respect to shares of Series G Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock and prior to and in preference to any dividend on any shares of Series A Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation ranking junior to shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock in respect of payment of dividends, and except as provided herein, shall be paid before any dividends are declared and paid, or any other distributions or redemptions are made, with respect to shares of Series A Preferred Stock, Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) or other classes or series of capital stock of the Corporation ranking junior to shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock in respect of payment of dividends; provided, however, that for clarity, Series B-2 Accruing Dividends, Series B-1 Accruing Dividends, Series B Accruing Dividends, and Series A Accruing Dividends may be paid in respect of shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, and Series A Preferred Stock to the extent holders of such shares have so elected to receive current cash payments (or to continue to receive current cash payments) as provided in the applicable subsections of this Section 1.

1.5    Accruing Series B-2 Dividends. From and after the date of the issuance of any share of Series B-2 Preferred Stock, dividends shall accrue on such share of Series B-2 Preferred Stock at the rate of five percent (5.0%) per annum on the sum of (i) the Series B-2 Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) plus (ii) all accrued but unpaid dividends thereon (the “Series B-2 Accruing Dividends”). Series B-2 Accruing Dividends shall accrue from day to day, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, and shall be cumulative. All Series B-2 Accruing Dividends shall be paid in cash on each Dividend Payment Date, but only to the extent out of funds legally available therefor, or upon a Liquidation Event, Deemed Liquidation Event or conversion, as set forth herein; provided, however, that the holders of a majority of the outstanding shares of Series B-2 Preferred Stock may elect, in their sole discretion and on behalf of all of the holders of shares of Series B-2 Preferred Stock, for the Corporation to not pay all or any portion of the Series B-2 Accruing Dividends upon ten (10) days’ advance notice to the Board of Directors of the Corporation. If and to the extent that any portion of the Series B-2 Accruing Dividends are not paid on a Dividend Payment Date by reason of such election or otherwise, such unpaid portion of the Series B-2 Accruing Dividends shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board of Directors of the Corporation. All Series B-2 Accruing Dividends on the shares of Series B-2 Preferred Stock shall be pari passu to any dividend paid with respect to shares of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock and prior to and in preference to any dividend on any shares of Series A Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation ranking junior to shares of Series B-2

Preferred Stock in respect of payment of dividends, and except as provided herein, shall be paid before any dividends are declared and paid, or any other distributions or redemptions are made, with respect to shares of Series A Preferred Stock or Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) or other classes or series of capital stock of the Corporation ranking junior to shares of Series B-2 Preferred Stock in respect of payment of dividends; provided, however, that for clarity, Series B-1 Accruing Dividends, Series B Accruing Dividends, and Series A Accruing Dividends may be paid in respect of shares of Series B-1 Preferred Stock, Series B Preferred Stock, and Series A Preferred Stock to the extent holders of such shares have so elected to receive current cash payments (or to continue to receive current cash payments) as provided in the applicable subsections of this Section 1.

1.6    Accruing Series B-1 Dividends. From and after the date of the issuance of any share of Series B-1 Preferred Stock, dividends shall accrue on such share of Series B-1 Preferred Stock at the rate of five percent (5.0%) per annum on the sum of (i) the Series B-1 Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) plus (ii) all accrued but unpaid dividends thereon (the “Series B-1 Accruing Dividends”). Series B-1 Accruing Dividends shall accrue from day to day, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, and shall be cumulative. All Series B-1 Accruing Dividends shall be paid in cash on each Dividend Payment Date, but only to the extent out of funds legally available therefor, or upon a Liquidation Event, Deemed Liquidation Event or conversion, as set forth herein; provided, however, that the holders of a majority of the outstanding shares of Series B-1 Preferred Stock may elect, in their sole discretion and on behalf of all of the holders of shares of Series B-1 Preferred Stock, for the Corporation to not pay all or any portion of the Series B-1 Accruing Dividends upon ten (10) days’ advance notice to the Board of Directors of the Corporation. If and to the extent that any portion of the Series B-1 Accruing Dividends are not paid on a Dividend Payment Date by reason of such election or otherwise, such unpaid portion of the Series B-1 Accruing Dividends shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board of Directors of the Corporation. All Series B-1 Accruing Dividends on the shares of Series B-1 Preferred Stock shall be pari passu to any dividend paid with respect to shares of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock and Series B Preferred Stock and prior to and in preference to any dividend on any shares of Series A Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation ranking junior to shares of Series B-1 Preferred Stock in respect of payment of dividends, and except as provided, herein, shall be paid before any dividends are declared and paid, or any other distributions or redemptions are made, with respect to shares of Series A Preferred Stock or Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) or other classes or series of capital stock of the Corporation ranking junior to shares of Series B-1 Preferred Stock in respect of payment of dividends; provided, however, that for clarity, Series B Accruing Dividends and Series A Accruing Dividends may be paid in respect of shares of Series B Preferred Stock and Series A Preferred Stock to the extent holders of such shares have so elected to receive current cash payments (or to continue to receive current cash payments) as provided in the applicable subsections of this Section 1.

1.7    Accruing Series B Dividends. From and after the date of the issuance of any share of Series B Preferred Stock, dividends shall accrue on such share of Series B Preferred Stock at the rate of five percent (5.0%) per annum on the sum of (i) the Series B Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) plus (ii) all accrued but unpaid dividends thereon (the “Series B Accruing Dividends”). Series B Accruing Dividends shall accrue from day to day, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, and shall be cumulative. All Series B Accruing Dividends shall be paid in cash on each Dividend Payment Date, but only to the extent out of funds legally available therefor, or upon a Liquidation Event, Deemed Liquidation Event or conversion, as set forth herein; provided, however, that the holders of a majority of the outstanding shares of Series B Preferred Stock may elect, in their sole discretion and on behalf of all of the holders of shares of Series B Preferred Stock, for the Corporation to not pay all or any portion of the Series B Accruing Dividends upon ten (10) days’ advance notice to the Board of Directors of the Corporation. If and to the extent that any portion of the Series B Accruing Dividends are not paid on a Dividend Payment Date by reason of such election or otherwise, such unpaid portion of the Series B Accruing Dividends shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board of Directors of the Corporation. All Series B Accruing Dividends on the shares of Series B Preferred Stock shall be pari passu to any dividend paid with respect to shares of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock and Series B-1 Preferred Stock and prior to and in preference to any dividend on any shares of Series A Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation ranking junior to shares of Series B Preferred Stock in respect of payment of dividends, and except as provided herein, shall be paid before any dividends are declared and paid, or any other distributions or redemptions are made, with respect to shares of Series A Preferred Stock or Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) or other classes or series of capital stock of the Corporation ranking junior to shares of Series B Preferred Stock in respect of payment of dividends; provided, however, that for clarity, Series A Accruing Dividends may be paid in respect of shares of Series A Preferred Stock to the extent holders of such shares have so elected to receive current cash payments (or to continue to receive current cash payments) as provided in the applicable subsections of this Section 1.

1.8    Accruing Series A Dividends. From and after the date of the issuance of any share of Series A Preferred Stock, dividends shall accrue on such share of Series A Preferred Stock at the rate of five percent (5.0%) per annum on the sum of (i) the Series A Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) plus (ii) all accrued but unpaid dividends thereon (the “Series A Accruing Dividends”). Series A Accruing Dividends shall accrue from day to day, whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends, and shall be cumulative. All Series A Accruing Dividends shall be paid in cash on each Dividend Payment Date, but only (i) after the payment of all Series G Accruing Dividends, Series F Accruing Dividends, Series E Accruing Dividends, Series D Accruing Dividends, Series C Accruing Dividends, Series B-2 Accruing Dividends, Series B-1 Accruing Dividends and Series B Accruing Dividends, in each case, to the extent required to be paid on such Dividend Payment Date and (ii) to the extent out of funds legally available therefor, or upon a Liquidation Event, Deemed Liquidation Event or conversion, as set forth herein; provided, however, that the holders of a majority of the outstanding shares of Series A Preferred Stock may elect, in their sole discretion and on behalf of all of the holders of shares of Series A Preferred Stock, for the Corporation to not pay all or any portion of the Series A Accruing Dividends upon ten (10) days’ advance notice to the Board of Directors of the Corporation. If and to the extent that any portion of the Series A Accruing Dividends are not paid on a Dividend Payment Date by reason of such election or otherwise, such unpaid portion of the Series A Accruing Dividends shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board of Directors of the Corporation. All Series A Accruing Dividends on the shares of Series A Preferred Stock shall be prior to and in preference to any dividend on any shares of Common Stock or any other class or series of capital stock of the Corporation ranking junior to shares of Series A Preferred Stock in respect of payment of dividends and except as provided herein, shall be paid before any dividends are declared and paid, or any other distributions or redemptions are made, with respect to shares of Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) or other classes or series of capital stock of the Corporation ranking junior to shares of Series A Preferred Stock in respect of payment of dividends.

1.9    Preferred Stock Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than as set forth in Section 1.1, Section 1.2, Section 1.3, Section 1.4, Section 1.5, Section 1.6, Section 1.6 or Section 1.7 or dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price, the Series B Original Issue Price, the Series B-1 Original Issue Price, the Series B-2 Original Issue Price, the Series C Original Issue Price, the Series D Original Issue Price, the Series E Original Issue Price, the Series F Original Issue Price, the Series G Original Issue Price, the Series G-2 Original Issue Price or the Series G-3 Original Issue Price, as the case may be; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1.9 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend.

1.10    Original Issue Price. For purposes of this Restated Certificate, (i) the “Series A Original Issue Price” means $1.00 per share of Series A Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock after the filing date hereof, (ii) the “Series B Original Issue Price” means $1.8605 per share of Series B Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock after the filing date hereof, (iii) the “Series B-1 Original Issue Price” means $4.00 per share of Series B-1 Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-1 Preferred Stock after the filing date hereof, (iv) the “Series B-2 Original Issue Price” means $7.1579 per share of Series B-2 Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock after the filing date hereof, (v) the “Series C Original Issue Price” means $7.1579 per share of Series C Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock after the filing date hereof, (vi) the “Series D Original Issue Price” means $9.3739 per share of Series D Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock after the filing date hereof, (vii) the “Series E Original Issue Price” means $16.7428 per share of Series E Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock after the filing date hereof, (viii) the “Series F Original Issue Price” means $24.7596 per share of Series F Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock after the filing date hereof, (ix) the “Series G Original Issue Price” means $38.3524 per share of Series G Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock after the filing date hereof, (x) the “Series G-2 Original Issue Price” means $57.3069 per share of Series G-2 Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G-2 Preferred Stock after the filing date hereof, (xi) the “Series G-3 Original Issue Price” means $57.3069 per share of Series G-3 Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G-3 Preferred Stock after the filing date hereof, and (xii) the “Series G-4 Original Issue Price” means $57.3069 per share of Series G-4 Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G-4 Preferred Stock after the filing date hereof.

2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined below), the proceeds or assets of the Corporation available for distribution to stockholders shall be distributed as follows:

2.1    Preferential Payments to Holders of Series G-4 Preferred Stock. The holders of shares of Series G-4 Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.0 times the Series G-4 Original Issue Price, plus any accrued but unpaid Series G-4 PIK Dividends, together with any other declared but unpaid dividends thereon, or (ii) such amount per share as would have been payable had all shares of Series G-4 Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series G-4 Preferred Stock is hereinafter referred to as the “Series G-4 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series G-4 Preferred Stock the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Series G-4 Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2    Preferential Payments to Holders of Series G-3 Preferred Stock. After the payment of all preferential amounts required to be paid to the holders of Series G-3 Preferred Stock pursuant to Section 2.1, the holders of shares of Series G-3 Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.0 times the Series G-3 Original Issue Price, plus any accrued but unpaid Series G-3 PIK Dividends, together with any other declared but unpaid dividends thereon, or (ii) such amount per share as would have been payable had all shares of Series G-3 Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series G-3 Preferred Stock is hereinafter referred to as the “Series G-3 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series G-3 Preferred Stock the full amount to which they shall be entitled under this Section 2.2, the holders of shares of Series G-3 Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3    Preferential Payments to Holders of Series G-2 Preferred Stock. After the payment of all preferential amounts required to be paid to the holders of Series G-4 Preferred Stock and Series G-3 Preferred Stock pursuant to Sections 2.1 and 2.2, the holders of shares of Series G-2 Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.0 times the Series G-2 Original Issue Price, plus any declared but unpaid dividends thereon, or (ii) such amount per share as would have been payable had all shares of Series G-2 Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series G-2 Preferred Stock is hereinafter referred to as the “Series G-2 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series G-2 Preferred Stock the full amount to which they shall be entitled under this Section 2.3, the holders of shares of Series G-2 Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.4    Preferential Payments to Holders of Series G Preferred Stock. After the payment of all preferential amounts required to be paid to the holders of Series G-3 Preferred Stock, Series G-3 Preferred Stock and Series G-2 Preferred Stock pursuant to Sections 2.1, 2.2, and 2.3, the holders of shares of Series G Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.0 times the Series G Original Issue Price, plus any Series G Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series G Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series G Preferred Stock is hereinafter referred to as the “Series G Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series G Preferred Stock the full amount to which they shall be entitled under this Section 2.4, the holders of shares of Series G Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.5    Preferential Payments to Holders of Series F Preferred Stock. After the payment of all preferential amounts required to be paid to the holders of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock and Series G Preferred Stock pursuant to Sections 2.1, 2.2, 2.3 and 2.4, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.0 times the Series F Original Issue Price, plus any Series F Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series F Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series F Preferred Stock is hereinafter referred to as the “Series F Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled under this Section 2.5, the holders of shares of Series F Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.6    Preferential Payments to Holders of Series E Preferred Stock. After the payment of all preferential amounts required to be paid to the holders of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock and Series F Preferred Stock pursuant to Sections 2.1, 2.2, 2.3, 2.4 and 2.5, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.0 times the Series E Original Issue Price, plus any Series E Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series E Preferred Stock is hereinafter referred to as the “Series E Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled under this Section 2.6, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.7    Preferential Payments to Holders of Series D Preferred Stock. After the payment of all preferential amounts required to be paid to the holders of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.0 times the Series D Original Issue Price, plus any Series D Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series D Preferred Stock is hereinafter referred to as the “Series D Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Section 2.7, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.8    Preferential Payments to Holders of Series C Preferred Stock. After the payment of all preferential amounts required to be paid to the holders of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to 1.0 times the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon (the amount payable pursuant to this sentence with respect to the Series C Preferred Stock is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Section 2.8, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.9    Preferential Payments to Holders of Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock. After the payment of all preferential amounts required to be paid to the holders of Series G-4 Preferred Stock, Series G-3 Preferred

Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8, the holders of shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to (i) with respect to each share of Series B-2 Preferred Stock, the greater of (A) 1.0 times the Series B-2 Original Issue Price, plus any Series B-2 Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon, or (B) such amount per share as would have been payable had all shares of Series B-2 Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series B-2 Preferred Stock is hereinafter referred to as the “Series B-2 Liquidation Amount”), (ii) with respect to each share of Series B-1 Preferred Stock, the greater of (A) 1.0 times the Series B-1 Original Issue Price, plus any Series B-1 Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon, or (B) such amount per share as would have been payable had all shares of Series B-1 Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series B-1 Preferred Stock is hereinafter referred to as the “Series B-1 Liquidation Amount”), and (iii) with respect to Series B Preferred Stock, the greater of (A) 1.0 times the Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon, or (B) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series B Preferred Stock is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled under this Section 2.9, the holders of shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.10    Preferential Payments to Holders of Series A Preferred Stock. After the payment of all preferential amounts required to be paid to the holders of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 2.9, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the proceeds or assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 1.0 times the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Voting Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence with respect to the Series A Preferred Stock is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the proceeds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section 2.9, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the proceeds and assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.11    Distribution of Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of Series G-4 Preferred Stock pursuant to Section 2.1, the payment of all preferential amounts required to be paid to the holders of Series G-3 Preferred Stock pursuant to Section 2.2, the payment of all preferential amounts required to be paid to the holders of Series G-2 Preferred Stock pursuant to Section 2.3, the payment of all preferential amounts required to be paid to the holders of Series G Preferred Stock pursuant to Section 2.4, the payment of all preferential amounts required to be paid to the holders of Series F Preferred Stock pursuant to Section 2.5, the payment of all preferential amounts required to be paid to the holders of Series E Preferred Stock pursuant to Section 2.6, the payment of all preferential amounts required to be paid to the holders of Series D Preferred Stock pursuant to Section 2.7, the payment of all preferential amounts required to be paid to the holders of Series C Preferred Stock pursuant to Section 2.8, the payment of all preferential amounts required to be paid to the holders of Series B-2 Preferred Stock, Series B-1 Preferred Stock and Series B Preferred Stock pursuant to Section 2.9, and the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock pursuant to Section 2.10, the remaining assets of the Corporation available for distribution to its stockholders, if any, shall be distributed among the holders of shares of Series C Preferred Stock and Common Stock, pro rata based on the number of shares then held by each such holder, treating for this purpose all such shares of Series C Preferred Stock as if they had been converted into Common Stock pursuant to this Restated Certificate immediately prior to such Liquidation Event or Deemed Liquidation Event; provided, however, that if the aggregate amount which the holders of Series D Preferred Stock would otherwise be entitled to receive is less than $18.7478 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), then the remaining assets of the Corporation available for distribution to its stockholders, if any, shall be distributed among the holders of shares of Series C Preferred Stock (excluding, for this purpose, any shares of Series C Preferred Stock held at any time by Eric P. Lefkofsky or any entity in which Eric P. Lefkofsky owned or held, directly or indirectly, the power to direct the management and policies of such entity whether through the ownership of voting securities, contract or otherwise (“Lefkofsky Shares”), regardless of whether or not any of the Lefkofsky Shares were subsequently transferred and regardless of the subsequent holders of the Lefkofsky Shares) and Common Stock, pro rata based on the number of shares then held by each such holder, treating for this purpose all such shares of Series C Preferred Stock as if they had been converted into Common Stock pursuant to this Restated Certificate immediately prior to such Liquidation Event or Deemed Liquidation Event.

2.12    Deemed Liquidation Events.

2.12.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the Requisite Preferred Holders (as defined below) elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:

(a)    a merger or consolidation in which the Corporation is a constituent party (or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation) or (ii) a sale or issuance of shares by the Corporation of its voting stock (other than pursuant to a customary venture capital financing of the Corporation where the holder(s) of shares of capital stock of the Corporation outstanding immediately prior to such venture capital financing continue to hold shares which represent, immediately following such venture capital financing, at least a majority, by voting power, of the outstanding shares of capital stock), except in the case of clause (i) or (ii), any such merger or consolidation involving the Corporation or a subsidiary or any such sale or issuance by the Corporation in which the holder(s) of shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to hold shares which represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the outstanding shares of capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, in substantially the same proportions and with substantially the same terms as held immediately prior to such merger or consolidation; or

(b)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets or intellectual property of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets or intellectual property of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(c)    Notwithstanding the foregoing Subsections 2.12.1(a) and 2.12.1(b), (i) no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, sale of securities or otherwise) solely effecting a “Public Offering” shall be deemed a Deemed Liquidation Event, and (ii) a Deemed Liquidation Event shall not include any such transaction effected solely by the issuance of voting securities by the Corporation or any of its Subsidiaries in a bona fide transaction for the purpose of raising capital for the Corporation or its Subsidiary where the holder(s) of shares of capital stock of the Corporation outstanding immediately prior to such transaction continue to hold shares which represent, immediately following such transaction, at least a majority, by voting power, of the outstanding shares of capital stock. “Public Offering” means any firm commitment underwritten sale of common equity securities of the Corporation (or any successor thereto, whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise) pursuant to an effective registration statement under the “Securities Act” (defined as Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations; any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law) filed with the Securities and Exchange Commission on Forms S-1 or S-3 (or any successor forms adopted by the Securities and Exchange Commission); provided, that the following shall not be considered a Public Offering: (i) any issuance of common equity securities in connection with and as consideration for a merger or acquisition, and (ii) any issuance of common equity securities or rights to acquire common equity securities to employees, officers, directors, consultants or other service providers of the Corporation or any of its Subsidiaries or others as part of an incentive or compensation plan, agreement or arrangement.

For the avoidance of doubt, nothing contained in this Section 2.12.1 or elsewhere in this Restated Certificate (other than the terms and conditions of Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 or 3.11, if applicable) shall require the consent or approval of holders of the outstanding shares of Series G-4 Preferred Stock, voting as a separate class, Series G-3 Preferred Stock, voting as a separate class, Series G-2 Preferred Stock, voting as a separate class, Series G Preferred Stock, voting as a separate class, Series F Preferred Stock, voting as a separate class, Series E Preferred Stock, voting as a separate class, shares of Series D Preferred Stock, voting as a separate class, or shares of Series C Preferred Stock, voting as a separate class, to effect a Deemed Liquidation Event.

2.12.2    Effecting a Deemed Liquidation Event.

(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.12.1(a) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11.

(b)    In the event of a Deemed Liquidation Event referred to in Section 2.12.1(a) or 2.12.1(b), if the Corporation does not effect a dissolution of the Corporation under the DGCL within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii), and (ii) unless (A) the holders of a majority of the outstanding shares of Series G-4 Preferred Stock, voting as a separate class, (B) the holders of a majority of the outstanding shares of Series G-3 Preferred Stock, voting as a separate class, (C) the holders of a majority of the outstanding shares of Series G-2 Preferred Stock, voting as a separate class, (D) the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class, (E) the holders of a majority of the outstanding shares of Series F Preferred Stock, voting as a separate class, (F) the holders of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class, (G) the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock, voting as a separate class, (H) the holders of at least sixty percent (60%) of the outstanding shares of Series C Preferred Stock, voting as a separate class, and (I) the holders of a majority of the outstanding shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, voting together as a separate class as measured on the basis of voting power set forth in this Restated Certificate, so request otherwise in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Series G-4 Liquidation Amount, Series G-3 Liquidation Amount, Series G-2 Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount, Series E Liquidation Amount, Series D Liquidation Amount, Series C Liquidation Amount, Series B-2 Liquidation Amount, Series B-1 Liquidation Amount, Series B Liquidation Amount or Series A Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem each holder’s shares of Preferred Stock in the same order of priority as the payment of the Series G-4 Liquidation Amount, Series G-3 Liquidation Amount, Series G-2 Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount, Series E Liquidation Amount, Series D Liquidation Amount, Series C Liquidation Amount, Series B-2 Liquidation Amount, Series B-1 Liquidation Amount, Series B Liquidation Amount or Series A Liquidation Amount pursuant to Section 2, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Sections 2.12.2(c), 2.12.2(d) and 2.12.2(e) shall apply to the redemption of the Preferred Stock pursuant to this Section 2.12.2(b). Prior to the distribution or redemption provided for in this Section 2.12.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business. For the avoidance of doubt, to the extent any additional Available Proceeds related to such Deemed Liquidation Event become available for distribution to the Corporation’s stockholders pursuant to Delaware law after the date of redemption of the Preferred Stock, such amounts shall be allocated among the holders of such Preferred Stock and Common Stock in accordance with Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11 as if the redemption had not occurred, and the price per share of the Preferred Stock shall be increased to an amount equal to the price per share that would have been paid to such holders if such additional Available Proceeds were available for distribution to stockholders of the Corporation as of the date of the redemption of such shares of Preferred Stock (the “Additional Redemption Price”). The Corporation shall promptly pay any Additional Redemption Price to the former holders of Preferred Stock as such amounts become available for distribution to the Corporation’s stockholders pursuant to Delaware law.

(c)    To effect the redemption contemplated by Section 2.12.2(b), the Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than 40 days prior to such redemption date. Each Redemption Notice shall state:

(i)    the number of shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Series A Preferred Stock held by the holder that the Corporation shall redeem on the redemption date specified in the Redemption Notice;

(ii)    the redemption date and the redemption price;

(iii)    the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1); and

(iv)    that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption of the Preferred Stock provided in this Section 2.12.2, then the shares of Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares.” Excluded Shares shall not be redeemed or redeemable pursuant to this Section 2.12.2, whether on such redemption date or thereafter.

(d)    On or before the applicable redemption date, each holder of shares of Preferred Stock to be redeemed on such redemption date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

(e)    If the Redemption Notice shall have been duly given, and if on the applicable redemption date the redemption price payable upon redemption of the shares of Preferred Stock to be redeemed on such redemption date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such redemption date and all rights with respect to such shares shall forthwith after the redemption date terminate, except only the right of the holders to receive the redemption price (including the Additional Redemption Price from time to time, if any) without interest upon surrender of their certificate or certificates therefor.

2.12.3    Amount Deemed Paid or Distributed. If the amount deemed paid or distributed in a Deemed Liquidation Event under Section 2 is made in property other than in cash, the fair market value of such property, determined as follows:

(a)    For securities not subject to investment letters or other similar restrictions on free marketability,

(i)    if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-period ending three days prior to the closing of such transaction;

(ii)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

(iii)    if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(b)    The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

2.13    Contingent Consideration and Indemnification. In the event of a Deemed Liquidation Event, unless (A) the holders of a majority of the outstanding shares of Series G-4 Preferred Stock, voting as a separate class, (B) the holders of a majority of the outstanding shares of Series G-3 Preferred Stock, voting as a separate class, (C) the holders of a majority of the outstanding shares of Series G-2 Preferred Stock, voting as a separate class, (D) the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class, (E) the holders of a majority of the outstanding shares of Series F Preferred Stock, voting as a separate class, (F) the holders of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class, (G) the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock, voting as a separate class, (H) the holders of at least sixty percent (60%) of the outstanding shares of Series C Preferred Stock, voting as a separate class, and (I) the holders of a majority of the outstanding shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, voting together as a single class as measured on the basis of voting power set forth in this Restated Certificate (the holders described in clauses (A), (B), (C), (D), (E), (F), (G), (H) and (I) referred to herein, collectively, as the “Requisite Preferred Holders”), otherwise approve in writing, if any portion of the consideration payable to the stockholders of the Corporation in connection with a Deemed Liquidation Event is payable only upon the satisfaction of contingencies or is placed in escrow, a “holdback” or other similar account to secure the indemnity obligations of the stockholders (such consideration, the “Additional Consideration”), the definitive agreement with respect to such Deemed Liquidation Event shall provide that (a) the portion of the consideration that is not Additional Consideration (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11

hereof as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event, and (b) any Additional Consideration which becomes payable or distributable to the stockholders of the Corporation after the initial closing of such Deemed Liquidation Event shall be allocated among the holders of capital stock of the Corporation in strict accordance with Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11 hereof after taking into account any previous payments of the Initial Consideration made to the stockholders of the Corporation pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11 hereof. In connection with the payment of such Additional Consideration, if the Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock or Series A Preferred Stock did not convert to Common Stock immediately before the initial closing of the Deemed Liquidation Event and if the Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock or Series A Preferred Stock had converted to Common Stock immediately before the initial closing of the Deemed Liquidation Event and the Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock or Series A Preferred Stock would have received greater total consideration from the Deemed Liquidation Event after the payments of the Additional Consideration are made, then the Additional Consideration shall be paid to the holders of the Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11 hereof taking into account such deemed conversion, as applicable, and after taking into account any previous payments of the Initial Consideration made to the holders of Preferred Stock pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11 hereof.

3.    Voting.

3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), (a) each holder of outstanding shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-2 Preferred Stock, Series B-1 Preferred Stock, and Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which such shares of Preferred Stock held by such holder are convertible, based on the then-current Conversion Price (as defined below) for such shares, as of the record date for determining stockholders entitled to vote on such matter, and (b) each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the voting power of the number of whole shares of Class B Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by applicable law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall vote together with the holders of Voting Common Stock as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation.

3.2    Election of Directors.

3.2.1    The holders of record of the shares of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of record of the shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Voting Common Stock, voting together as a single class as measured on the basis of voting power set forth in this Restated Certificate, shall be entitled to elect six (6) directors of the Corporation. The holders of record of the shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Voting Common Stock, voting together as a single class as measured on the basis of voting power set forth in this Restated Certificate, shall be entitled to elect two (2) directors of the Corporation who are not employed by the Corporation. The holders of record of the shares of Voting Common Stock and Preferred Stock (voting together as a single class as measured on the basis of voting power set forth in this Restated Certificate) shall be entitled to elect each of the remaining directors of the Corporation. Vacancies and newly created positions on the Board of Directors of the Corporation resulting from any increase in the authorized number of Directors may be filled by approval by the holders of at least a majority of the shares of Voting Common Stock.

3.2.2    Any director elected as provided in Section 3.2.1 may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of capital stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to this Section 3.2, then any directorship not so filled shall remain vacant until such time as the holders entitled to such director elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class and series. At any meeting held for the purpose of electing or removing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of such class or series shall be filled only by the vote or written consent in lieu of a meeting of the holders of such class or series entitled to elect such director.

3.3    Series G-4 Preferred Stock Protective Provisions. So long as any shares of Series G-4 Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series G-4 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1    amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G-4 Preferred Stock or the holders thereof with respect to the ownership thereof (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of Preferred Stock with rights senior to or pari passu with the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G-4 Preferred Stock shall not be deemed to constitute an amendment that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G-4 Preferred Stock); or

3.3.2    increase the authorized number of shares of Series G-4 Preferred Stock or issue additional shares of Series G-4 Preferred Stock (or any securities or rights exercisable, convertible or exchangeable for any shares of Series G-4 Preferred Stock) (provided, that for the avoidance of doubt, the Corporation may create, authorize or issue (i) shares of Series G-4 Preferred Stock in order to pay any Series G-4 PIK Dividends, and (ii) any shares of Preferred Stock except the Series G-4 Preferred Stock other than the Series G-4 PIK Dividends).

3.4    Series G-3 Preferred Stock Protective Provisions. So long as any shares of Series G-3 Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series G-3 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.4.1    amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G-3 Preferred Stock or the holders thereof with respect to the ownership thereof (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of Preferred Stock with rights senior to or pari passu with the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G-3 Preferred Stock shall not be deemed to constitute an amendment that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G-3 Preferred Stock); or

3.4.2    increase the authorized number of shares of Series G-3 Preferred Stock or issue additional shares of Series G-3 Preferred Stock (or any securities or rights exercisable, convertible or exchangeable for any shares of Series G-3 Preferred Stock) (provided, that for the avoidance of doubt, the Corporation may create, authorize or issue (i) shares of Series G-3 Preferred Stock in order to pay any Series G-3 PIK Dividends, and (ii) any shares of Preferred Stock except the Series G-3 Preferred Stock other than the Series G-3 PIK Dividends).

3.5    Series G-2 Preferred Stock Protective Provisions. So long as any shares of Series G-2 Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series G-2 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.5.1    amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G-2 Preferred Stock or the holders thereof with respect to the ownership thereof (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of Preferred Stock with rights senior to or pari passu with the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G-2 Preferred Stock shall not be deemed to constitute an amendment that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G-2 Preferred Stock); or

3.5.2    increase the authorized number of shares of Series G-2 Preferred Stock or issue additional shares of Series G-2 Preferred Stock (or any securities or rights exercisable, convertible or exchangeable for any shares of Series G-2 Preferred Stock) (provided, that for the avoidance of doubt, the Corporation may create, authorize or issue any shares of Preferred Stock except the Series G-2 Preferred Stock).

3.6    Series G Preferred Stock Protective Provisions. So long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series G Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.6.1    amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G Preferred Stock or the holders thereof with respect to the ownership thereof (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of Preferred Stock with rights senior to or pari passu with the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G Preferred Stock shall not be deemed to constitute an amendment that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series G Preferred Stock); or

3.6.2    increase the authorized number of shares of Series G Preferred Stock or issue additional shares of Series G Preferred Stock (or any securities or rights exercisable, convertible or exchangeable for any shares of Series G Preferred Stock) (provided, that for the avoidance of doubt, the Corporation may create, authorize or issue any shares of Preferred Stock except the Series G Preferred Stock).

3.7    Series F Preferred Stock Protective Provisions. So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series F Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.7.1    amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series F Preferred Stock or the holders thereof with respect to the ownership thereof (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of Preferred Stock with rights senior to or pari passu with the rights, preferences, privileges and restrictions, qualifications or limitations of the Series F Preferred Stock shall not be deemed to constitute an amendment that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series F Preferred Stock); or

3.7.2    increase the authorized number of shares of Series F Preferred Stock or issue additional shares of Series F Preferred Stock (or any securities or rights exercisable, convertible or exchangeable for any shares of Series F Preferred Stock) (provided, that for the avoidance of doubt, the Corporation may create, authorize or issue any shares of Preferred Stock except the Series F Preferred Stock).

3.8    Series E Preferred Stock Protective Provisions. So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series E Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.8.1    amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series E Preferred Stock or the holders thereof with respect to the ownership thereof (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of Preferred Stock with rights senior to or pari passu with the rights, preferences, privileges and restrictions, qualifications or limitations of the Series E Preferred Stock shall not be deemed to constitute an amendment that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series E Preferred Stock); or

3.8.2    increase the authorized number of shares of Series E Preferred Stock or issue additional shares of Series E Preferred Stock (or any securities or rights exercisable, convertible or exchangeable for any shares of Series E Preferred Stock) (provided, that for the avoidance of doubt, the Corporation may create, authorize or issue any shares of Preferred Stock except the Series E Preferred Stock).

3.9    Series D Preferred Stock Protective Provisions. So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then-outstanding shares of Series D Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.9.1    amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series D Preferred Stock or the holders thereof with respect to the ownership thereof (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of Preferred Stock with rights senior to or pari passu with the rights, preferences, privileges and restrictions, qualifications or limitations of the Series D Preferred Stock shall not be deemed to constitute an amendment that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series D Preferred Stock);

3.9.2    increase the authorized number of shares of Series D Preferred Stock or issue additional shares of Series D Preferred Stock (or any securities or rights exercisable, convertible or exchangeable for any shares of Series D Preferred Stock) (provided, that for the avoidance of doubt, the Corporation may create, authorize or issue any shares of Preferred Stock except the Series D Preferred Stock); or

3.9.3    approve or enter into any agreement with respect to a Deemed Liquidation Event, or consummate a Deemed Liquidation Event, in which the per share amount paid with respect to each share of Series D Preferred Stock is less than $9.3739 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

3.10    Series C Preferred Stock Protective Provisions. So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then-outstanding shares of Series C Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.10.1    amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series C Preferred Stock or the holders thereof with respect to the ownership thereof (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of Preferred Stock with rights senior to or pari passu with the rights, preferences, privileges and restrictions, qualifications or limitations of the Series C Preferred Stock shall not be deemed to constitute an amendment that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series C Preferred Stock); or

3.10.2    increase the authorized number of shares of Series C Preferred Stock or issue additional shares of Series C Preferred Stock (or any securities or rights exercisable, convertible or exchangeable for any shares of Series C Preferred Stock) (provided, that for the avoidance of doubt, the Corporation may create, authorize or issue any shares of Preferred Stock except the Series C Preferred Stock).

3.11    Other Preferred Stock Protective Provisions. So long as any shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Series A Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of at least a majority of the then-outstanding shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class as measured on the basis of voting power set forth in this Restated Certificate, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.11.1    amend, alter or repeal any provision of the Certificate of Incorporation, as amended, or the Bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Series A Preferred Stock or the holders thereof with respect to the ownership thereof (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of Preferred Stock with rights senior to or pari passu with the rights, preferences, privileges and restrictions, qualifications or limitations of the Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock or Series A Preferred Stock shall not be deemed to constitute an amendment that adversely affects the rights, preferences, privileges and restrictions, qualifications or limitations of the Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Series A Preferred Stock; or

3.11.2     increase the authorized number of shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock or Series A Preferred Stock or issue additional shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock or Series A Preferred Stock (or any securities or rights exercisable, convertible or exchangeable for any shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock or Series A Preferred Stock) (provided, that for the avoidance of doubt, the Corporation may create, authorize or issue any shares of Preferred Stock except the Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock or Series A Preferred Stock).

4.    Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1    Right to Convert.

4.1.1    Conversion Ratio. Each share of Preferred Stock (other than the Series B Preferred Stock) shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Original Issue Price for such series of Preferred Stock by the Conversion Price (as defined below) for such series of Preferred Stock in effect at the time of conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class B Common Stock as is determined by dividing the Original Issue Price for the Series B Preferred Stock by the Conversion Price (as defined below) for the Series B Preferred Stock in effect at the time of conversion. The shares of Class A Common Stock or Class B Common Stock, as applicable, into which shares of Preferred Stock are convertible are referred to herein as the “Conversion Stock.” The “Conversion Price” for each series of Preferred Stock shall initially mean the Original Issue Price for such series of Preferred Stock as in effect on the filing date hereof. Such initial Conversion Price and the rate at which shares of Preferred Stock may be converted into shares of Conversion Stock, shall be subject to adjustment as provided below.

4.1.2    Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock or Series D Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the applicable redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2    Fractional Shares. No fractional shares of Conversion Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock, as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into shares of Conversion Stock and the aggregate number of shares of Conversion Stock issuable upon such conversion.

4.3    Mechanics of Conversion.

4.3.1    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Conversion Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Conversion Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Conversion Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Conversion Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Conversion Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Conversion Stock otherwise issuable upon such conversion, and (iii) pay all declared or accrued but unpaid dividends on the shares of Preferred Stock converted (including, without limitation, all accrued but unpaid Series G-4 PIK Dividends, Series G-3 PIK Dividends, Series G Accruing Dividends, Series F Accruing Dividends, Series E Accruing Dividends, Series D Accruing Dividends, Series C Accruing Dividends, Series B-2 Accruing Dividends, Series B-1 Accruing Dividends, Series B Accruing Dividends or Series A Accruing Dividends, as applicable).

4.3.2    Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock, including the conversion of shares of Series G-4 Preferred Stock issuable as Series G-4 PIK Dividends and shares of Series G-3 Preferred Stock issuable as Series G-3 PIK Dividends; and if at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Voting Common Stock, as the case may be, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Voting Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Voting Common Stock at such adjusted Conversion Price.

4.3.3    Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Conversion Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4    No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared or accrued but unpaid dividends on the Preferred Stock surrendered for conversion or on the Conversion Stock delivered upon conversion.

4.3.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Conversion Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Conversion Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4    Adjustments to Conversion Price for Diluting Issues.

4.4.1    Special Definitions. For purposes of this Article Seventh, the following definitions shall apply:

(a)    “Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)    “Original Issue Date” for a series of Preferred Stock means the date on which the first share of such series of Preferred Stock was issued.

(c)    “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)    “Additional Shares of Common Stock” means all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date of the Series G-4 Preferred Stock, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)    shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock, including without limitation, the Series G-4 PIK Dividends and the Series G-3 PIK Dividends;

(ii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.6, 4.7, 4.8 or 4.9;

(iii)    shares of Common Stock, Options or Convertible Securities issued upon the conversion or exercise of Options, Convertible Securities or other rights to acquire securities of the Corporation;

(iv)    shares of Nonvoting Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to an equity incentive plan, agreement or arrangement approved by the Board;

(v)    shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(vi)    shares of Common Stock, Options or Convertible Securities issued to suppliers or third-party service-providers in connection with the provision of goods or services pursuant to transactions approved by the Board;

(vii)    shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board;

(viii)    shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board;

(ix)    shares of Common Stock, Options or Convertible Securities issued in connection with a Deemed Liquidation Event; or

(x)    shares of Common Stock sold to the public in a Public Offering (as defined in Section 5.1.1) or Qualifying Public Offering (as defined in Section 5.1.2).

4.4.2    No Adjustment of Conversion Price. No adjustment (A) in the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, or Series B-2 Conversion Price, as the case may be, shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock, voting together as a single class as measured on the basis of voting power set forth in this Restated Certificate, (B) in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock, (C) in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series D Preferred Stock, (D) in the Series E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series E Preferred Stock, (E) in the Series F Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series F Preferred Stock, (F) in the Series G Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series G Preferred Stock, (G) in the Series G-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series G-2 Preferred Stock, (H) in the Series G-3 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series G-3 Preferred Stock, and (I) in the Series G-4 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series G-4 Preferred Stock, respectively, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock, which election may be applied prospectively or retroactively and either generally or in a particular instance.

4.4.3    Deemed Issue of Additional Shares of Common Stock.

(a)    If the Corporation at any time or from time to time after the Original Issue Date of the Series G-4 Preferred Stock shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing a Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date of the Series G-4 Preferred Stock), are revised after the Original Issue Date of the Series G-4 Preferred Stock as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to a Conversion Price pursuant to the terms of Section 4.4.4, the applicable Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the applicable Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date of the Series G-4 Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)    “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b)    “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)    “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)    “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5    Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)    Cash and Property: Such consideration shall:

(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)    in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.5    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the applicable Conversion Price pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.6    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date of the Series G-4 Preferred Stock effect a subdivision of the outstanding Voting Common Stock, the applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Voting Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Voting Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date of the Series G-4 Preferred Stock combine the outstanding shares of Voting Common Stock, the applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Voting Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Voting Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective. The Corporation shall not effect a subdivision or combination of the outstanding Voting Common Stock or Nonvoting Common Stock, as the case may be, without effecting the same subdivision or combination of the outstanding Nonvoting Common Stock or Voting Common Stock, respectively.

4.7    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series G-4 Preferred Stock shall make or issue, or fix a record date for the determination of holders of Voting Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Voting Common Stock, then and in each such event the applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)    the numerator of which shall be the total number of shares of Voting Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)    the denominator of which shall be the total number of shares of Voting Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions, and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Voting Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Voting Common Stock on the date of such event. The Corporation shall not make or issue, or fix a record date for the determination of holders of Voting Common Stock or Nonvoting Common Stock, as the case may be, a dividend or other distribution payable on the Voting Common Stock or Nonvoting Common Stock, respectively, in additional shares of Common Stock, without making or issuing, or fixing a record date for the determination of the holders of Nonvoting Common Stock or Voting Common Stock, respectively, a dividend or other distribution payable on the Nonvoting Common Stock or Voting Common Stock, respectively, in the same number of additional shares of Common Stock per share of Nonvoting Common Stock or Voting Common Stock, respectively, as payable per share of Voting Common Stock or Nonvoting Common Stock, respectively.

4.8    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series G-4 Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Voting Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Voting Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Voting Common Stock on the date of such event. The Corporation shall not make or issue, or fix a record date for the determination of holders of Voting Common Stock or Nonvoting Common Stock, as the case may be, a dividend or other distribution payable on the Voting Common Stock or Nonvoting Common Stock, respectively, in securities of the Corporation or other property, without making or issuing, or fixing a record date for the determination of the holders of Nonvoting Common Stock or Voting Common Stock, respectively, a dividend or other distribution payable on the Nonvoting Common Stock or Voting Common Stock, respectively, in the same number of securities of the Corporation or other property per share of Nonvoting Common Stock or Voting Common Stock, respectively, as payable per share of Voting Common Stock or Nonvoting Common Stock, respectively.

4.9    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.12, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Voting Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.7 or 4.8), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Voting Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Voting Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.10    Special IPO Adjustment to Conversion Price of Series G-4 Preferred Stock. In the event of a Public Offering or Qualifying Public Offering, the Conversion Price of the Series G-4 Preferred Stock then in effect shall be adjusted downward to an amount equal to the lesser of (i) the product of (x) the price per share of Class A Common Stock sold in such Public Offering or Qualifying Public Offering and (y) 85%, and (ii) $51.5762 (as adjusted (1) for any stock dividends, combinations, splits, recapitalizations or the like and/or (2) in an appropriate manner pursuant to Section 4.4.4 above as if such amount were the Conversion Price of the Series G-4 Preferred Stock). The downward adjustment of the Conversion Price of the Series G-4 Preferred Stock, if any, pursuant to this Section 4.10 shall occur effective as of immediately prior to any conversion of the Series G-4 Preferred Stock into Class A Common Stock in connection with a Public Offering or Qualifying Public Offering (or, in the event that no such conversion occurs, effective as of immediately prior to the closing of such public offering), and for the avoidance of doubt, shall be reflected in the number of shares of Class A Common Stock into which each share of Series G-4 Preferred Stock are converted in connection with such public offering, including, without limitation, a conversion pursuant to Section 5.1.1(a). Notwithstanding the foregoing, the Conversion Price of Series G-4 Preferred Stock shall not be reduced at such time if the amount of such reduction would be less than $0.01.

4.11    Special IPO Adjustment to Conversion Price of Series G-3 Preferred Stock. In the event of a Public Offering or Qualifying Public Offering, the Conversion Price of the Series G-3 Preferred Stock then in effect shall be adjusted downward to an amount equal to the lesser of (i) the product of (x) the price per share of Class A Common Stock sold in such Public Offering or Qualifying Public Offering and (y) the Applicable Discount, and (ii) $51.5762 (as adjusted (1) for any stock dividends, combinations, splits, recapitalizations or the like and/or (2) in an appropriate manner pursuant to Section 4.4.4 above as if such amount were the Conversion Price of the Series G-3 Preferred Stock). “Applicable Discount” means (i) 90% in the event a Public Offering or Qualifying Public Offering is consummated on or prior to June 30, 2023, or (ii) 85% in the event a Public Offering or Qualifying Public Offering is consummated after June 30, 2023. The downward adjustment of the Conversion Price of the Series G-3 Preferred Stock, if any, pursuant to this Section 4.11 shall occur effective as of immediately prior to any conversion of the Series G-3 Preferred Stock into Class A Common Stock in connection with a Public Offering or Qualifying Public Offering (or, in the event that no such conversion occurs, effective as of immediately prior to the closing of such public offering), and for the avoidance of doubt, shall be reflected in the number of shares of Class A Common Stock into which each share of Series G-3 Preferred Stock are converted in connection with such public offering, including, without limitation, a conversion pursuant to Section 5.1.1(a). Notwithstanding the foregoing, the Conversion Price of Series G-3 Preferred Stock shall not be reduced at such time if the amount of such reduction would be less than $0.01.

4.12    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Voting Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.13    Notice of Record Date. In the event:

(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.    Mandatory Conversion.

5.1    Trigger Events.

5.1.1    Preferred Stock.

(a)    Upon either (i) the closing of the sale of shares of Class A Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $100,000,000 of gross proceeds to the Corporation, before deductions of the underwriting discount and commissions (a “Public Offering”), or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series G-4 Preferred Stock, voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series G-4 Preferred Stock Mandatory Conversion Time”), (A) all outstanding shares of Series G-4 Preferred Stock shall automatically be converted into shares of Class A Common Stock, in each case at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

(b)    Upon either (i) the closing of a Public Offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series G-3 Preferred Stock, voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series G-3 Preferred Stock Mandatory Conversion Time”), (A) all outstanding shares of Series G-3 Preferred Stock shall automatically be converted into shares of Class A Common Stock, in each case at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

(c)    Upon either (i) the closing of the sale of shares of Class A Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at an offering price per share of not less than $68.7683 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock), resulting in at least $100,000,000 of gross proceeds to the Corporation, before deductions of the underwriting discount and commissions (a “Qualifying Public Offering”), or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series G-2 Preferred Stock, voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series G-2 Preferred Stock Mandatory Conversion Time”), (A) all outstanding shares of Series G-2 Preferred Stock shall automatically be converted into shares of Class A Common Stock, in each case at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

(d)    Upon either (i) the closing of a Qualifying Public Offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series G Preferred Stock Mandatory Conversion Time”), (A) all outstanding shares of Series G Preferred Stock shall automatically be converted into shares of Class A Common Stock, in each case at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

(e)    Upon either (i) the closing of a Qualifying Public Offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series F Preferred Stock, voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series F Preferred Stock Mandatory Conversion Time”), (A) all outstanding shares of Series F Preferred Stock shall automatically be converted into shares of Class A Common Stock, in each case at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

(f)    Upon either (i) the closing of a Qualifying Public Offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series E Preferred Stock Mandatory Conversion Time”), (A) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Class A Common Stock, in each case at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

(g)    Upon either (i) the closing of a Qualifying Public Offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock, voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series D Preferred Stock Mandatory Conversion Time”), (A) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Class A Common Stock, in each case at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

(h)    Upon either (i) the closing of a Qualifying Public Offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the outstanding shares of Series C Preferred Stock, voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series C Preferred Stock Mandatory Conversion Time”), (A) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Class A Common Stock, in each case at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

(i)    Upon either (i) the closing of the sale of shares of Class A Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at an offering price of not less than the Series B-2 Original Issue Price, resulting in at least $20,000,000 of gross proceeds to the Corporation, before deductions of the underwriting discount and commissions, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, voting together as a single class as measured on the basis of voting power set forth in this Restated Certificate (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Preferred Stock Mandatory Conversion Time”), (A) all outstanding shares of Series B-2 Preferred Stock, Series B-1 Preferred Stock, and Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock and all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Class B Common Stock, in each case at the then effective conversion rate, and (B) such shares may not be reissued by the Corporation. In addition, each share of Series B Preferred Stock shall automatically be converted into shares of Class A Common Stock, based on the then-effective Conversion Price, upon any sale, assignment, transfer, conveyance, hypothecation or other disposition of any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (a “Series B Preferred Transfer”), other than (i) any Series B Preferred Transfer without consideration by a holder of Series B Preferred Stock to such holder’s ancestors, descendants, siblings or spouse or to trusts or other entities established primarily for the purpose of estate planning for the benefit of such persons or such holder, (ii) any Series B Preferred Transfer or Transfers by a holder of Series B Preferred Stock to another holder of Series B Preferred Stock or its Controlled Affiliate (as defined below), (iii) any Series B Preferred Transfer or Transfers to Controlled Affiliates, or (iv) any Series B Preferred Transfer or Transfers by (A) a partnership transferring to its partners or former partners in accordance with their interest in the partnership, (B) a corporation transferring to a wholly-owned subsidiary, its stockholders or to former stockholders in accordance with their interest in the corporation, or (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company. For purposes of this Restated Certificate, “Controlled Affiliate” shall mean, with respect to any person or entity, any other person or entity which, directly or indirectly, is controlled by, or is under common control with, such person or entity, where “control” shall mean and include the ownership or eighty percent (80%) or more of the voting securities or other voting interest of another person or entity.

5.1.2    Nonvoting Common Stock. Upon the closing of the sale of shares of Class A Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the time of such closing is referred to herein as the “Nonvoting Mandatory Conversion Time”), then each outstanding share of Nonvoting Stock shall automatically be converted into one (1) share of Class A Common Stock. The Series G-4 Preferred Stock Mandatory Conversion Time, Series G-3 Preferred Stock Mandatory Conversion Time, Series G-2 Preferred Stock Mandatory Conversion Time, Series G Preferred Stock Mandatory Conversion Time, Series F Preferred Stock Mandatory Conversion Time, Series E Preferred Stock Mandatory Conversion Time, Series D Preferred Stock Mandatory Conversion Time, Series C Preferred Stock Mandatory Conversion Time, Preferred Stock Mandatory Conversion Time and the Nonvoting Mandatory Conversion Time shall each be referred to as the “Mandatory Conversion Time”, as applicable.

5.2    Procedural Requirements. All holders of record of shares of each series of Preferred Stock and Nonvoting Common Stock shall be sent written notice of the applicable Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of such series of Preferred Stock and Nonvoting Common Stock pursuant to this

Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of such series of Preferred Stock and Nonvoting Common Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock and Nonvoting Common Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Voting Common Stock), as applicable, will terminate at the applicable Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the applicable Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock or Nonvoting Common Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Voting Common Stock issuable on such conversion in accordance with the provisions hereof, (b) pay cash as provided in Section 4.2 in lieu of any fraction of a share of Voting Common Stock otherwise issuable upon such conversion, and (c) pay any declared or accrued but unpaid dividends on the shares of Preferred Stock or Nonvoting Common Stock converted (including, without limitation, all accrued but unpaid Series G-4 PIK Dividends, Series G-3 PIK Dividends, Series G Accruing Dividends, Series F Accruing Dividends, Series E Accruing Dividends, Series D Accruing Dividends, Series C Accruing Dividends, Series B-2 Accruing Dividends, Series B-1 Accruing Dividends, Series B Accruing Dividends or Series A Accruing Dividends, as applicable), at the Corporation’s option, in either (i) cash or (ii) in the case of a public offering, shares of Voting Common Stock determined by dividing (A) the aggregate amount of such unpaid dividends by (B) the final per share public offering price of such securities (and pay cash as provided in Section 4.2 in lieu of any fraction of a share of Voting Common Stock otherwise issuable upon such payment in shares of Voting Common Stock). Such converted Preferred Stock and Nonvoting Common Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock or Nonvoting Common Stock accordingly.

6.    Redemption.

6.1    Series G-4 Preferred Stock. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series G-4 Preferred Stock shall be redeemed by the Corporation at a price equal to the Series G-4 Original Issue Price, plus any accrued but unpaid Series G-4 PIK Dividends, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series G-4 Redemption Price”), in one (1) cash payment (such date of redemption, the “Series G-4 Redemption Date”) not more than sixty (60) days after receipt by the Corporation, at any time during the period commencing on the date that is seven (7) years from the Original Issue Date of the Series G-4 Preferred Stock and ending sixty (60) days thereafter, of written notice from the holders of a majority of the then outstanding shares of Series G-4 Preferred Stock, voting as a separate class and series, requesting redemption of all shares of Series G-4 Preferred Stock (the “Series G-4 Redemption Request”); provided, however, that Series G-4 Excluded Shares (as defined below) shall not be redeemed. Upon receipt of a Series G-4 Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. If, on the Series G-4 Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series G-4 Preferred Stock to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. The Corporation shall send written notice of the mandatory redemption (the “Series G-4 Redemption Notice”) to each holder of record of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at least fifteen (15) days but no more than thirty (30) days prior to the Series G-4 Redemption Date. The Series G-4 Redemption Notice shall state (i) the number of shares of Series G-4 Preferred Stock held by the holder that the Corporation shall redeem on the Series G-4 Redemption Date, (ii) the Series G-4 Redemption Date and the Series G-4 Redemption Price, (iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1.2), and (iv) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series G-4 Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the tenth (10th) day after the date of delivery of the Series G-4 Redemption Notice to a holder of Series G-4 Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6.1, then the shares of Series G-4 Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Series G-4 Excluded Shares.” Series G-4 Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6.1, whether on such Series G-4 Redemption Date or thereafter.

6.2    Series G-3 Preferred Stock. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series G-3 Preferred Stock shall be redeemed by the Corporation at a price equal to the Series G-3 Original Issue Price, plus any accrued but unpaid Series G-3 PIK Dividends, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series G-3 Redemption Price”), in one (1) cash payment (such date of redemption, the “Series G-3 Redemption Date”) not more than sixty (60) days after receipt by the Corporation, at any time during the period commencing on the date that is seven (7) years from the Original Issue Date of the Series G-4 Preferred Stock and ending sixty (60) days thereafter, of written notice from the holders of a majority of the then outstanding shares of Series G-3 Preferred Stock, voting as a separate class and series, requesting redemption of all shares of Series G-3 Preferred Stock (the “Series G-3 Redemption Request”); provided, however, that Series G-3 Excluded Shares (as defined below) shall not be redeemed. Upon receipt of a Series G-3 Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. If, on the Series G-3 Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series G-3 Preferred Stock to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. The Corporation shall send written notice of the mandatory redemption (the “Series G-3 Redemption Notice”) to each holder of record of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at least fifteen (15) days but no more than thirty (30) days prior to the Series G-3 Redemption Date. The Series G-3 Redemption Notice shall state (i) the number of shares of Series G-3 Preferred Stock held by the holder that the Corporation shall redeem on the Series G-3 Redemption Date, (ii) the Series G-3 Redemption Date and the Series G-3 Redemption Price, (iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1.2), and (iv) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series G-3 Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the tenth (10th) day after the date of delivery of the Series G-3 Redemption Notice to a holder of Series G-3 Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6.2, then the shares of Series G-3 Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Series G-3 Excluded Shares.” Series G-3 Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6.2, whether on such Series G-3 Redemption Date or thereafter.

6.3    Series G-2 Preferred Stock. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series G-2 Preferred Stock shall be redeemed by the Corporation at a price equal to the Series G-2 Original Issue Price per share, together with any other dividends declared but unpaid thereon (the “Series G-2 Redemption Price”), in one (1) cash payment (such date of redemption, the “Series G-2 Redemption Date”) not more than sixty (60) days after receipt by the Corporation, at any time during the period commencing on the date that is seven (7) years from the Original Issue Date of the Series G-4 Preferred Stock and ending sixty (60) days thereafter, of written notice from the holders of a majority of the then outstanding shares of Series G-2 Preferred Stock, voting as a separate class and series, requesting redemption of all shares of Series G-2 Preferred Stock (the “Series G-2 Redemption Request”); provided, however, that Series G-2 Excluded Shares (as defined below) shall not be redeemed. Upon receipt of a Series G-2 Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. If, on the Series G-2 Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series G-2 Preferred Stock to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. The Corporation shall send written notice of the mandatory redemption (the “Series G-2 Redemption Notice”) to each holder of record of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at least fifteen (15) days but no more than thirty (30) days prior to the Series G-2 Redemption Date. The Series G-2 Redemption Notice shall state (i) the number of shares of Series G-2

Preferred Stock held by the holder that the Corporation shall redeem on the Series G-2 Redemption Date, (ii) the Series G-2 Redemption Date and the Series G-2 Redemption Price, (iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1.2), and (iv) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series G-2 Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the tenth (10th) day after the date of delivery of the Series G-2 Redemption Notice to a holder of Series G-2 Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6.3, then the shares of Series G-2 Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Series G-2 Excluded Shares.” Series G-2 Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6.3, whether on such Series G-2 Redemption Date or thereafter.

6.4    Series G Preferred Stock. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series G Preferred Stock shall be redeemed by the Corporation at a price equal to the Series G Original Issue Price per share, plus any Series G Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series G Redemption Price”), in one (1) cash payment (such date of redemption, the “Series G Redemption Date”) not more than sixty (60) days after receipt by the Corporation, at any time during the period commencing on the date that is seven (7) years from the Original Issue Date of the Series G-4 Preferred Stock and ending sixty (60) days thereafter, of written notice from the holders of a majority of the then outstanding shares of Series G Preferred Stock, voting as a separate class and series, requesting redemption of all shares of Series G Preferred Stock (the “Series G Redemption Request”); provided, however, that Series G Excluded Shares (as defined below) shall not be redeemed. Upon receipt of a Series G Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. If, on the Series G Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series G Preferred Stock to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. The Corporation shall send written notice of the mandatory redemption (the “Series G Redemption Notice”) to each holder of record of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at least fifteen (15) days but no more than thirty (30) days prior to the Series G Redemption Date. The Series G Redemption Notice shall state (i) the number of shares of Series G Preferred Stock held by the holder that the Corporation shall redeem on the Series G Redemption Date, (ii) the Series G Redemption Date and the Series G Redemption Price, (iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1.2), and (iv) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series G Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the tenth (10th) day after the date of delivery of the Series G Redemption Notice to a holder of Series G Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6.4, then the shares of Series G Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Series G Excluded Shares.” Series G Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6.4, whether on such Series G Redemption Date or thereafter.

6.5    Series F Preferred Stock. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series F Preferred Stock shall be redeemed by the Corporation at a price equal to the Series F Original Issue Price per share, plus any Series F Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series F Redemption Price”), in one (1) cash payment (such date of redemption, the “Series F Redemption Date”) not more than sixty (60) days after receipt by the Corporation, at any time during the period commencing on the date that is seven (7) years from the Original Issue Date of the Series G-4 Preferred Stock and ending sixty (60) days thereafter, of written notice from the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class and series, requesting redemption of all shares of Series F Preferred Stock (the “Series F Redemption Request”); provided, however, that Series F Excluded Shares (as defined below) shall not be redeemed. Upon receipt of a Series F Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. If, on the Series F Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series F Preferred Stock to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. The Corporation shall send written notice of the mandatory redemption (the “Series F Redemption Notice”) to each holder of record of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at least fifteen (15) days but no more than thirty (30) days prior to the Series F Redemption Date. The Series F Redemption Notice shall state (i) the number of shares of Series F Preferred Stock held by the holder that the Corporation shall redeem on the Series F Redemption Date, (ii) the Series F Redemption Date and the Series F Redemption Price, (iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1.2), and (iv) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series F Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the tenth (10th) day after the date of delivery of the Series F Redemption Notice to a holder of Series F Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6.5, then the shares of Series F Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Series F Excluded Shares.” Series F Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6.5, whether on such Series F Redemption Date or thereafter.

6.6    Series E Preferred Stock. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series E Preferred Stock shall be redeemed by the Corporation at a price equal to the Series E Original Issue Price per share, plus any Series E Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series E Redemption Price”), in one (1) cash payment (such date of redemption, the “Series E Redemption Date”) not more than sixty (60) days after receipt by the Corporation, at any time during the period commencing on the date that is seven (7) years from the Original Issue Date of the Series G-4 Preferred Stock and ending sixty (60) days thereafter, of written notice from the holders of a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate class and series, requesting redemption of all shares of Series E Preferred Stock (the “Series E Redemption Request”); provided, however, that Series E Excluded Shares (as defined below) shall not be redeemed. Upon receipt of a Series E Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. If, on the Series E Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series E Preferred Stock to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. The Corporation shall send written notice of the mandatory redemption (the “Series E Redemption Notice”) to each holder of record of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at least fifteen (15) days but no more than thirty (30) days prior to the Series E Redemption Date. The Series E Redemption Notice shall state (i) the number of shares of Series E Preferred Stock held by the holder that the Corporation shall redeem on the Series E Redemption Date, (ii) the Series E Redemption Date and the Series E Redemption Price, (iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1.2), and (iv) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series E Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the tenth (10th) day after the date of delivery of the Series E Redemption Notice to a holder of Series E Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6.6, then the shares of Series E Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Series E Excluded Shares.” Series E Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6.6, whether on such Series E Redemption Date or thereafter.

6.7    Series D Preferred Stock. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series D Preferred Stock shall be redeemed by the Corporation at a price equal to the Series D Original Issue Price per share, plus any Series D Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series D Redemption Price”), in one (1) cash payment (such date of redemption, the “Series D Redemption Date” and together with each of the Series G Redemption Date, the Series F Redemption Date and the Series E Redemption Date, a “Redemption Date”) not more than sixty (60) days after receipt by the Corporation, at any time during the period commencing on the date that is seven (7) years from the Original Issue Date of the Series G-4 Preferred Stock and ending sixty (60) days thereafter, of written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series D Preferred Stock, voting as a separate class and series, requesting redemption of all shares of Series D Preferred Stock (the “Series D Redemption Request”); provided, however, that Series D Excluded Shares (as defined below) shall not be redeemed. Upon receipt of a Series D Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. If, on the Series D Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series D Preferred Stock to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. The Corporation shall send written notice of the mandatory redemption (the “Series D Redemption Notice”) to each holder of record of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock at least fifteen (15) days but no more than thirty (30) days prior to the Series D Redemption Date. The Series D Redemption Notice shall state (i) the number of shares of Series D Preferred Stock held by the holder that the Corporation shall redeem on the Series D Redemption Date, (ii) the Series D Redemption Date and the Series D Redemption Price, (iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1.2), and (iv) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the tenth (10th) day after the date of delivery of the Series D Redemption Notice to a holder of Series D Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6.7, then the shares of Series D Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Series D Excluded Shares.” Series D Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6.7, whether on such Series D Redemption Date or thereafter.

6.8    Priority of Redemption Payments. Notwithstanding anything in Section 6.1, Section 6.2, Section 6.3, Section 6.4, Section 6.5, Section 6.6 or Section 6.7 to the contrary, if (i) the Corporation receives a Series G-4 Redemption Request, Series G-3 Redemption Request, Series G-2 Redemption Request, Series G Redemption Request, Series F Redemption Request, Series E Redemption Request and/or a Series D Redemption Request, and (ii) on the applicable Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all of the shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and/or Series D Preferred Stock, then the Corporation shall so notify the holders of shares of Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and/or Series D Preferred Stock, as applicable, and the Corporation shall redeem such shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and/or Series D Preferred Stock in the following order of priority: (A) first, the Corporation shall redeem the number of shares of Series G-4 Preferred Stock which the

Corporation may redeem in a manner consistent with such law, pro rata among all holders of Series G-4 Preferred Stock, and shall redeem the remaining shares of Series G-4 Preferred Stock as soon as it may lawfully do so under such law; (B) second, after redemption of all shares of Series G-4 Preferred Stock, the Corporation shall redeem the number of shares of Series G-3 Preferred Stock which the Corporation may redeem in a manner consistent with such law, pro rata among all holders of Series G-3 Preferred Stock, and shall redeem the remaining shares of Series G-3 Preferred Stock as soon as it may lawfully do so under such law (C) third, after redemption of all shares of Series G-4 Preferred Stock and Series G-3 Preferred Stock, the Corporation shall redeem the number of shares of Series G-2 Preferred Stock which the Corporation may redeem in a manner consistent with such law, pro rata among all holders of Series G-2 Preferred Stock, and shall redeem the remaining shares of Series G-2 Preferred Stock as soon as it may lawfully do so under such law; (D) fourth, after redemption of all shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock and Series G-2 Preferred Stock, the Corporation shall redeem the number of shares of Series G Preferred Stock which the Corporation may redeem in a manner consistent with such law, pro rata among all holders of Series G Preferred Stock, and shall redeem the remaining shares of Series G Preferred Stock as soon as it may lawfully do so under such law; (E) fifth, after redemption of all shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock and Series G Preferred Stock, the Corporation shall redeem the number of shares of Series F Preferred Stock which the Corporation may redeem in a manner consistent with such law, pro rata among all holders of Series F Preferred Stock, and shall redeem the remaining shares of Series F Preferred Stock as soon as it may lawfully do so under such law; (F) sixth, after redemption of all shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock and Series F Preferred Stock, the Corporation shall redeem the number of shares of Series E Preferred Stock which the Corporation may redeem in a manner consistent with such law, pro rata among all holders of Series E Preferred Stock, and shall redeem the remaining shares of Series E Preferred Stock as soon as it may lawfully do so under such law; and (G) seventh, after redemption of all shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock, the Corporation shall redeem the number of shares of Series D Preferred Stock which the Corporation may redeem in a manner consistent with such law, pro rata among all holders of Series D Preferred Stock, and shall redeem the remaining shares of Series D Preferred Stock as soon as it may lawfully do so under such law.

6.9    Surrender of Certificates; Payment. On or before the Series G-4 Redemption Date, Series G-3 Redemption Date, Series G-2 Redemption Date, Series G Redemption Date, Series F Redemption Date, Series E Redemption Date and/or the Series D Redemption Date, each holder of Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock or Series D Preferred Stock, as applicable, having shares redeemed shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Series G-4 Redemption Notice, Series G-3 Redemption Notice, Series G-2 Redemption Notice, Series G Redemption Notice, Series F Redemption Notice, Series E Redemption Notice or the Series D Redemption Notice, and thereupon the Series G-3 Redemption Notice, Series G-2 Redemption Notice, Series G

Redemption Notice, Series F Redemption Price, Series E Redemption Price or the Series D Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

6.10    Rights Subsequent to Redemption. If the Series G-4 Redemption Notice, Series G-3 Redemption Notice, Series G-2 Redemption Notice, Series G Redemption Notice, the Series F Redemption Notice, the Series E Redemption Notice or the Series D Redemption Notice shall have been duly given, and if the Series G-4 Redemption Price, Series G-3 Redemption Price, Series G-2 Redemption Price, Series G Redemption Price, the Series F Redemption Price, the Series E Redemption Price or the Series D Redemption Price payable upon redemption of the shares of Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock or Series D Preferred Stock to be redeemed (or shares of Voting Common Stock into which such shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock or Series D Preferred Stock have been converted) is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series G-4 Preferred Stock, Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock or Series D Preferred Stock (or shares of Voting Common Stock into which such shares of Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock or Series D Preferred Stock have been converted) so called for redemption shall not have been surrendered, dividends with respect to such shares shall cease to accrue after such date and all rights with respect to such shares shall forthwith after such date terminate, except only the right of the holders to receive the Series G-4 Redemption Price, Series G-3 Redemption Price, Series G-2 Redemption Price, Series G Redemption Price, Series F Redemption Price, the Series E Redemption Price or the Series D Redemption Price, as applicable, without interest upon surrender of any such certificate or certificates therefor.

6.11    Failure to Pay Redemption Price. If, for any reason, the Corporation fails to pay the Series G-4 Redemption Price, Series G-3 Redemption Price, Series G-2 Redemption Price, Series G Redemption Price, the Series F Redemption Price, the Series E Redemption Price and/or the Series D Redemption Price when due (including as a result of any applicable law prohibiting payment), then:

6.11.1    The Corporation shall, if requested by (i) the holders of a majority of the outstanding shares of Series G-4 Preferred Stock subject to redemption, voting as a separate class and series, upon failure to pay the Series G-4 Redemption Price, (ii) the holders of a majority of the outstanding shares of Series G-3 Preferred Stock subject to redemption, voting as a separate class and series, upon failure to pay the Series G-3 Redemption Price, (iii) the holders of a majority of the outstanding shares of Series G-2 Preferred Stock subject to redemption, voting as a separate class and series, upon failure to pay the Series G-2 Redemption Price, (iv) the holders of a majority of the outstanding shares of Series G Preferred Stock subject to redemption, voting as a separate class and series, upon failure to pay the Series G Redemption Price, (v) the holders of a majority of the outstanding shares of Series F Preferred Stock subject to redemption, voting as a separate class and series, upon failure to pay the Series F Redemption Price, (vi) the holders of a majority of the outstanding shares of Series E Preferred Stock subject to redemption, voting as a separate class and series, upon failure to pay the Series E Redemption Price, or (vii) the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock subject to redemption, voting as a separate class and series, upon failure to pay the Series D Redemption Price, in each case by delivery of written notice to the Corporation, initiate a sale process (the “Sale Process”) in accordance with this Section 6.11, intended to result in a transaction constituting a Deemed Liquidation Event. In furtherance of the foregoing, upon receipt of such written notice, the Corporation shall, and shall cause its officers, employees, consultants, counsel and advisors to use all commercially reasonable efforts to consummate a transaction that would constitute a Deemed Liquidation Event, including without limitation by taking (or causing to be taken) the actions set forth in this Section 6.11; provided, that this obligation and the obligations set forth in Subsections 6.11.2 and 6.11.3 shall not require the Board or the stockholders of the Corporation to approve any transaction that would constitute a Deemed Liquidation Event.

6.11.2    The Corporation shall engage a reputable investment bank (the “Financial Advisor”) to assist with the Sale Process. The Financial Advisor, as well as any other advisors engaged pursuant to this Subsection 6.11.2, shall represent the Corporation, and only the Corporation, in the Sale Process, and the costs, fees and expenses of such advisors shall be paid by the Corporation (or may be paid through a reduction from the sale proceeds payable to the stockholders of the Corporation).

6.11.3    Without limiting the generality of the provisions of Subsection 6.11.1, the Corporation shall, at the request of (i) the holders of a majority of the outstanding shares of Series G-4 Preferred Stock subject to redemption, voting as a separate class and series, (ii) the holders of a majority of the outstanding shares of Series G-3 Preferred Stock subject to redemption, voting as a separate class and series, (iii) the holders of a majority of the outstanding shares of Series G-2 Preferred Stock subject to redemption, voting as a separate class and series, (iv) the holders of a majority of the outstanding shares of Series G Preferred Stock subject to redemption, voting as a separate class and series, (v) the holders of a majority of the outstanding shares of Series F Preferred Stock subject to redemption, voting as a separate class and series, (vi) the holders of a majority of the outstanding shares of Series E Preferred Stock subject to redemption, voting as a separate class and series, or (vii) the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock subject to redemption, voting as a separate class and series, as applicable, and shall cause its employees, officers, consultants, counsel and advisors to:

(a)    engage the Financial Advisor to provide a valuation of the Corporation and create a list of potential acquirers;

(b)    assist the Financial Advisor in creating a list of potential acquirers;

(c)    cause the Financial Advisor to contact potential acquirers and solicit offers with respect to the Sale Process from such potential acquirers as identified by the Financial Advisor and approved by the Corporation;

(d)    set up and maintain a virtual or actual data room containing due diligence materials customarily provided in connection with a Sale Process, together with any other due diligence materials reasonably requested by any potential acquirer;

(e)    execute customary non-disclosure agreements with potential acquirers;

(f)    prepare, or assist the Financial Advisor with the preparation of, any marketing, financial or other materials deemed by the Financial Advisor to be necessary or helpful in connection with the Sale Process;

(g)    attend and participate in any meetings, conference calls, or presentations regarding the Corporation and its business with potential acquirers; and

(h)    subject to approval of the Corporation’s Board of Directors, execute a letter of intent or term sheet on terms and conditions reasonably acceptable to the Corporation.

6.11.4    The Corporation shall, upon the request of (i) the holders of a majority of the outstanding shares of Series G-4 Preferred Stock subject to redemption, voting as a separate class and series, (ii) the holders of a majority of the outstanding shares of Series G-3 Preferred Stock subject to redemption, voting as a separate class and series, (iii) the holders of a majority of the outstanding shares of Series G-2 Preferred Stock subject to redemption, voting as a separate class and series, (iv) the holders of a majority of the outstanding shares of Series G Preferred Stock subject to redemption, voting as a separate class and series, (v) the holders of a majority of the outstanding shares of Series F Preferred Stock subject to redemption, voting as a separate class and series, (vi) the holders of a majority of the outstanding shares of Series E Preferred Stock subject to redemption, voting as a separate class and series, or (vii) the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock subject to redemption, voting as a separate class and series, as applicable, call a meeting of the Corporation’s Board of Directors to discuss or vote on a proposed transaction constituting a Deemed Liquidation Event or other matters relating to the Sale Process; provided, that nothing herein shall require the Corporation’s Board of Directors to approve any Deemed Liquidation Event.

6.11.5    The covenants set forth in this Section 6.11 shall terminate and be of no further force or effect upon the earlier of (i) the date immediately prior to the consummation of a Public Offering, (ii) the date when the Corporation first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) a Deemed Liquidation Event.

7.    Converted, Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are converted, redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.    Waiver. Any of the rights, powers, preferences and other terms of the Series G-4 Preferred Stock set forth herein may be waived on behalf of all holders of Series G-4 Preferred

Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series G-4 Preferred Stock then outstanding, voting as a separate class. Any of the rights, powers, preferences and other terms of the Series G-3 Preferred Stock set forth herein may be waived on behalf of all holders of Series G-3 Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series G-3 Preferred Stock then outstanding, voting as a separate class. Any of the rights, powers, preferences and other terms of the Series G-2 Preferred Stock set forth herein may be waived on behalf of all holders of Series G-2 Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series G-2 Preferred Stock then outstanding, voting as a separate class. Any of the rights, powers, preferences and other terms of the Series G Preferred Stock set forth herein may be waived on behalf of all holders of Series G Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series G Preferred Stock then outstanding, voting as a separate class. Any of the rights, powers, preferences and other terms of the Series F Preferred Stock set forth herein may be waived on behalf of all holders of Series F Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series F Preferred Stock then outstanding, voting as a separate class. Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series E Preferred Stock then outstanding, voting as a separate class. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of Series D Preferred Stock by the affirmative written consent or vote of the holders of at least sixty percent (60%) of the shares of Series D Preferred Stock then outstanding, voting as a separate class. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least sixty percent (60%) of the shares of Series C Preferred Stock then outstanding, voting as a separate class. Any of the rights, powers, preferences and other terms of any other series of Preferred Stock (other than the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock) set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of such series of Preferred Stock then outstanding.

9.    Notices. Any notice required or permitted by the provisions of this Article Seventh to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

EIGHTH: Subject to any additional vote required by this Restated Certificate or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

NINTH: Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

TENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

TWELFTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article Twelfth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provisions of this Article Twelfth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

THIRTEENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.

Any amendment, repeal or modification of the foregoing provisions of this Article Thirteenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

FOURTEENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. Any repeal or modification of this Article Fourteenth will only be prospective and will not affect the rights under this Article Fourteenth in effect at the time of the occurrence or of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Amended and Restated Certificate of Incorporation, the affirmative vote of the Requisite Preferred Holders will be required to amend or repeal or to adopt any provisions inconsistent with this Article Fourteenth.

FIFTEENTH: The following indemnification provisions shall apply to the persons enumerated below.

1.    Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Fifteenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors of the Corporation.

2.    Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Fifteenth or otherwise.

3.    Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Fifteenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.    Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors of the Corporation in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors of the Corporation.

5.    Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors of the Corporation.

6.    Non-Exclusivity of Rights. The rights conferred on any person by this Article Fifteenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.    Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.    Insurance. The Board of Directors of the Corporation may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Fifteenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Fifteenth.

9.    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Fifteenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

SIXTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Sixteenth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Sixteenth (including, without limitation, each portion of any sentence of this Article Sixteenth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

*  *  *

4.    That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the DGCL.

5.    That this Eleventh Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Tenth Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Eleventh Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 11th day of October, 2023.

By:	/s/ Ryan Fukushima
Ryan Fukushima
Chief Operating Officer